Exhibit 99.2
Consolidated Report to the Financial Community
Second Quarter 2018

(Released July 31, 2018)          (Unaudited)
HIGHLIGHTS
GAAP earnings for the second quarter of 2018 were $0.28 per basic share, compared with second quarter 2017 earnings of $0.39 per basic share. GAAP earnings for the second quarter of 2018 and 2017 include the impact of special items listed below. Operating (non-GAAP) earnings*, which excludes special items, were $0.62 per share for the second quarter of 2018, compared with second quarter 2017 Operating (non-GAAP) earnings of $0.44 per share.

				FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Other**	Consolidated
2Q 2017 Net Income (Loss) attributable to Common Stockholders (GAAP)	$205	$92	$(123)	$174

2Q 2017 Basic Earnings (Loss) Per Share* (avg. shares outstanding 444M)	$0.46	$0.21	$(0.28)	$0.39
Special Items - 2017***
Impact of full dilution to 538M shares	(0.08)	(0.04)	0.05	(0.07)
Regulatory charges	0.01	—	—	0.01
Exit of competitive generation	—	—	0.11	0.11
Total Special Items - 2Q 2017	(0.07)	(0.04)	0.16	0.05
2Q 2017 Operating Earnings (Loss) Per Share - Non-GAAP* (538M fully diluted shares)	$0.39	$0.17	$(0.12)	$0.44
Distribution Deliveries	0.09	—	—	0.09
Transmission Margin	—	0.02	—	0.02
Commodity Margin	0.01	—	0.02	0.03
Net Operating and Miscellaneous Expenses	0.08	—	(0.01)	0.07
Depreciation	(0.02)	—	—	(0.02)
General Taxes	(0.01)	—	—	(0.01)
Net Financing Costs	0.01	—	(0.01)	—
2Q 2018 Operating Earnings (Loss) Per Share - Non-GAAP* (538M fully diluted shares)	$0.55	$0.19	$(0.12)	$0.62
Special Items - 2018***
Regulatory charges	0.17	—	—	0.17
Exit of competitive generation	—	—	(0.01)	(0.01)
Debt redemption costs	—	—	(0.21)	(0.21)
Tax reform	(0.02)	—	—	(0.02)
Impact of full dilution to 538M shares	0.09	0.03	(0.39)	(0.27)
Total Special Items - 2Q 2018	0.24	0.03	(0.61)	(0.34)
2Q 2018 Basic Earnings (Loss) Per Share* (avg. shares outstanding 477M)	$0.79	$0.22	$(0.73)	$0.28

2Q 2018 Net Income (Loss) attributable to Common Stockholders (GAAP)	$377	$104	$(347)	$134

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% and 35% to 38% in the second quarter of 2018 and 2017, respectively.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    1

*Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share is calculated by dividing Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented by 538 million shares, which reflects the full impact of share dilution from the equity issuance in January 2018. Operating earnings (loss) per share for each segment, a non-GAAP financial measure, is calculated by dividing segment Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented by 538 million shares. As of the first quarter 2018, Regulated operating (non-GAAP) earnings (loss), Regulated operating earnings (loss) per share, and Regulated operating earnings (loss) per share by segment, which were non-GAAP financial measures used in the guidance provided in February 2018, are now referred to as Operating earnings (loss), Operating earnings (loss) per share, and Operating earnings (loss) per share by segment, respectively. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2018 and 2017 GAAP to non-GAAP earnings per share reconciliations can be found on pages 27-29 of this report and all GAAP to non-GAAP earnings (loss) reconciliations are available on the company’s Investor Information website at www.firstenergycorp.com/ir.
**As a result of the bankruptcy filings, FirstEnergy Solutions Corp. (FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC) were deconsolidated from FirstEnergy Corp.'s (FE) consolidated financial statements as of March 31, 2018. Additionally, the operating results of FES and FENOC, as well as Bay Shore Power Company (BSPC) and a portion of Allegheny Energy Supply, LLC (AE Supply) that are subject to completed asset sales, collectively representing substantially all of FirstEnergy’s operations that previously comprised the CES reportable operating segment, are presented as discontinued operations in Corporate/Other. The remaining business activities that previously comprised the CES reportable operating segment were not material, and as such, have been combined into Corporate/Other for reporting purposes. The external segment reporting is consistent with the internal financial reports used by FE's Chief Executive Officer (its chief operating decision maker) to regularly assess performance of the business and allocate resources. Disclosures for FE's reportable operating segments for 2017, including the presentation of non-GAAP financial measures, have been revised to conform to the current presentation.
***See pages 19-30 for additional details regarding special items.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    2

2018 Earnings Guidance
GAAP earnings for 2018 are forecasted at $3.74 - $4.04 per basic share with 2018 Operating (non-GAAP) earnings guidance ranging from $2.25 - $2.55 per share.
GAAP results for the third quarter of 2018 are forecasted at $0.57 - $0.67 per basic share with Operating (non-GAAP) earnings guidance ranging from $0.65 - $0.75 per share.

	Estimate for Year 2018*				Estimate for Q3 of 2018*
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated

2018F Net Income attributable to Common Stockholders (GAAP)	$1,215 - $1,310	$370 - $410	$205 - $215	$1,790 - $1,935	$270 - $320

2018F Basic Earnings Per Share (avg. shares outstanding 479M)	$2.53 - $2.73	$0.78 - $0.86	$0.43 - $0.45	$3.74 - $4.04	$0.57 - $0.67
Excluding Special Items:
Regulatory charges	(0.14)	—	—	(0.14)	0.01
Mark-to-market adjustments	—	—	(0.01)	(0.01)	—
Exit of competitive generation	—	—	(1.87)	(1.87)	—
Debt redemption costs	—	—	0.21	0.21	—
Tax reform	0.02	—	—	0.02	—
Impact of full dilution to 538M shares	(0.30)	(0.09)	0.69	0.30	0.07
Total Special Items**	$(0.42)	$(0.09)	$(0.98)	$(1.49)	$0.08
2018F Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)	$2.11 - $2.31	$0.69 - $0.77	$(0.55) - $(0.53)	$2.25 - $2.55	$0.65 - $0.75

* Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.
** See page 30 for descriptions regarding special items.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    3

2Q 2018 Results vs 2Q 2017 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the second quarter of 2018 were $377 million, or $0.79 per basic share, compared with second quarter 2017 GAAP earnings of $205 million, or $0.46 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.55 per share for the second quarter of 2018 compared with $0.39 per share for the second quarter of 2017.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2017 Net Income attributable to Common Stockholders (GAAP)	$205

2Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.46
Special Items - 2017*	(0.07)
2Q 2017 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.39
Distribution Deliveries	0.09
Regulated Commodity Margin	0.01
Net Operating and Miscellaneous Expenses	0.08
Depreciation	(0.02)
General Taxes	(0.01)
Net Financing Costs	0.01
2Q 2018 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.55
Special Items - 2018*	0.24
2Q 2018 Basic Earnings Per Share (avg. shares outstanding 477M)	$0.79

2Q 2018 Net Income attributable to Common Stockholders (GAAP)	$377
*See pages 19-30 for additional details on Special Items.
2Q 2018 vs 2Q 2017 Earnings Drivers

•
Distribution Deliveries - Total distribution deliveries increased earnings $0.09 per share primarily due to higher weather-related and industrial usage, and the true-up of prior deferrals resulting from rate orders issued in the second quarter of 2018. Total deliveries increased 1,374,000 megawatt-hours (MWH), or 4.0%. Sales to residential customers increased 959,000 MWH, or 8.6%, and sales to commercial customers increased 160,000 MWH, or 1.6%. Cooling-degree-days were 22% above the same period last year and 30% above normal and heating-degree-days were 33% above the same period last year and 5% above normal. Sales to industrial customers increased 255,000 MWH, or 2.0%, primarily due to higher usage in the shale gas and steel sectors.

•	Commodity Margin - Higher commodity margin at Monongahela Power Company (MP) increased earnings $0.01 per share, primarily due to higher weather-related usage in West Virginia.

•
Net Operating and Miscellaneous Expenses - Lower expenses increased earnings $0.08 per share, primarily due to lower pension and OPEB costs and a favorable court ruling regarding the recoverability of renewable energy credits (RECs) in Ohio.

•	Depreciation - Higher depreciation expense reduced earnings $0.02 per share, primarily due to a higher asset base.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    4

•	General Taxes - Higher general taxes reduced earnings $0.01 per share, primarily due to higher revenue-related taxes.

•	Net Financing Costs - Lower net financing costs increased earnings $0.01 per share, primarily reflecting lower interest expense as a result of various debt maturities.

•
Special Items - In the second quarter of 2018 and 2017, Regulated Distribution special items totaled $(0.24) per share and $(0.07) per share, respectively, in each quarter, as summarized in the following tables. Additional details regarding special items can be found on page 30.

Regulated Distribution Special Items - 2Q 2018	EPS
Regulatory charges	$(0.17)
Tax reform	0.02
Impact of full dilution to 538M shares	(0.09)
$(0.24)

Regulated Distribution Special Items - 2Q 2017	EPS
Impact of full dilution to 538M shares	$(0.08)
Regulatory charges	0.01
$(0.07)

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    5

Regulated Transmission

Regulated Transmission - GAAP earnings for the second quarter of 2018 were $104 million, or $0.22 per basic share, compared with second quarter 2017 GAAP earnings of $92 million, or $0.21 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.19 per share for the second quarter of 2018 compared with $0.17 per share for the second quarter of 2017.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2017 Net Income attributable to Common Stockholders (GAAP)	$92

2Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.21
Special Items - 2017*	(0.04)
2Q 2017 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.17
Transmission Margin	0.02
2Q 2018 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.19
Special Items - 2018*	0.03
2Q 2018 Basic Earnings Per Share (avg. shares outstanding 477M)	$0.22

2Q 2018 Net Income attributable to Common Stockholders (GAAP)	$104
*See pages 19-30 for additional details on Special Items.

2Q 2018 vs 2Q 2017 Earnings Drivers

•
Transmission Margin - Higher transmission margin increased earnings $0.02 per share, primarily due to the implementation of approved settlement rates at Jersey Central Power & Light (JCP&L) and higher rate base at Mid-Atlantic Interstate Transmission, LLC (MAIT) and American Transmission Systems, Incorporated (ATSI).

•
Special Items - In the second quarter of 2018 and 2017, Regulated Transmission special items were $(0.03) per share and ($0.04) per share, respectively, associated with the impact of full dilution to 538 million shares. Descriptions of special items can be found on page 30.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    6

Corporate / Other

Corporate / Other - GAAP losses for the second quarter of 2018 were $(347) million, or $(0.73) per basic share, compared with second quarter 2017 GAAP losses of $(123) million, or $(0.28) per basic share. Operating (non-GAAP) losses, excluding special items, were $(0.12) per share for the second quarter of 2018 and 2017.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2017 Net Loss attributable to Common Stockholders (GAAP)	$(123)

2Q 2017 Basic Loss Per Share (avg. shares outstanding 444M)	$(0.28)
Special Items - 2017*	0.16
2Q 2017 Operating Loss Per Share - Non-GAAP (538M fully diluted shares)	$(0.12)
Commodity Margin	0.02
Net Operating and Miscellaneous Expenses	(0.01)
Net Financing Costs	(0.01)
2Q 2018 Operating Loss Per Share - Non-GAAP (538M fully diluted shares)	$(0.12)
Special Items - 2018*	(0.61)
2Q 2018 Basic Loss Per Share (avg. shares outstanding 477M)	$(0.73)

2Q 2018 Net Loss attributable to Common Stockholders (GAAP)	$(347)
*See pages 19-30 for additional details on Special Items.

2Q 2018 vs 2Q 2017 Earnings Drivers
As discussed above, the operating results of FES and FENOC, as well as BSPC and a portion of AE Supply that are subject to completed asset sales, are reported in discontinued operations and excluded from operating earnings as a special item. The remaining business activities, primarily representing the Pleasants Power Station, have been combined into and reported in the Corporate / Other segment.

•	Commodity Margin - Higher commodity margin from the Pleasants Power Station increased results $0.02 per share, primarily as a result of higher market prices in the second quarter of 2018.

•	Net Operating and Miscellaneous Expenses - Higher expenses decreased results $0.01 per share.

•
Net Financing Costs - Higher net financing costs decreased results $0.01 per share, primarily due to the issuance of $3 billion of FE Corp. senior notes in June 2017, partially offset by debt redemptions at AE Supply and Allegheny Generating Company (AGC) during the second quarter of 2018.

•
Special Items - In the second quarter of 2018 and 2017, Corporate / Other special items totaled $0.61 per share and $0.16 per share, respectively, as summarized in the following table on page 8. Descriptions of special items can be found on page 30.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    7

Corporate / Other Special Items - 2Q 2018	EPS
Exit of competitive generation	$0.01
Debt redemption costs	0.21
Impact of full dilution to 538M shares	0.39
$0.61

Corporate / Other Special Items - 2Q 2017	EPS
Impact of full dilution to 538M shares	$0.05
Exit of competitive generation	0.11
$0.16

For additional information, please contact:

Irene M. Prezelj	Jake M. Mackin
Vice President, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-4829

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    8

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions, except per share amounts)

		Three Months Ended June 30,			Six Months Ended June 30,
		2018	2017	Change	2018	2017	Change
	Revenues
(1)	Regulated distribution	$2,352	$2,271	$81	$4,928	$4,771	$157
(2)	Regulated transmission	341	327	14	664	640	24
(3)	Corporate / Other	11	26	(15)	88	68	20
(4)	Total Revenues	2,704	2,624	80	5,680	5,479	201

	Operating Expenses
(5)	Fuel	177	163	14	364	367	(3)
(6)	Purchased power	698	650	48	1,523	1,441	82
(7)	Other operating expenses	705	675	30	1,667	1,332	335
(8)	Provision for depreciation	299	254	45	593	504	89
(9)	Amortization (deferral) of regulatory assets, net	(107)	78	(185)	(255)	161	(416)
(10)	General taxes	245	230	15	504	472	32
(11)	Total Operating Expenses	2,017	2,050	(33)	4,396	4,277	119
(12)	Operating Income	687	574	113	1,284	1,202	82

	Other Income (Expense)
(13)	Miscellaneous income, net	48	11	37	115	25	90
(14)	Interest expense	(369)	(248)	(121)	(619)	(493)	(126)
(15)	Capitalized financing costs	16	14	2	31	26	5
(16)	Total Other Expense	(305)	(223)	(82)	(473)	(442)	(31)

(17)	Income Before Income Taxes	382	351	31	811	760	51
(18)	Income taxes	115	132	(17)	367	284	83
(19)	Income From Continuing Operations	267	219	48	444	476	(32)
(20)	Discontinued operations (net of income taxes)	32	(45)	77	1,224	(97)	1,321
(21)	Net Income	$299	$174	$125	$1,668	$379	$1,289

(22)	Income Allocated to Preferred Stockholders	165	—	165	304	—	304

(23)	Net Income Attributable to Common Stockholders	$134	$174	$(40)	$1,364	$379	$985

	Earnings Per Share of Common Stock
(24)	Basic - Continuing Operations	$0.22	$0.49	$(0.27)	$0.29	$1.07	$(0.78)
(25)	Basic - Discontinued Operations	0.06	(0.10)	0.16	2.57	(0.21)	2.78
(26)	Basic - Net Income Attributable to Common Stockholders	$0.28	$0.39	$(0.11)	$2.86	$0.86	$2.00

(27)	Diluted - Continuing Operations	$0.22	$0.49	$(0.27)	$0.29	$1.07	$(0.78)
(28)	Diluted - Discontinued Operations	0.06	(0.10)	0.16	2.56	(0.22)	2.78
(29)	Diluted - Net Income Attributable to Common Stockholders	$0.28	$0.39	$(0.11)	$2.85	$0.85	$2.00

	Weighted Average Number of Common
	Shares Outstanding
(30)	Basic	477	444	33	477	443	34
(31)	Diluted	479	445	34	478	444	34

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    9

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2018

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$2,291	$336	$31	$2,658
(2)	Other	61	5	(20)	46
(3)	Total Revenues	2,352	341	11	2,704

	Operating Expenses
(4)	Fuel	128	—	49	177
(5)	Purchased power	699	—	(1)	698
(6)	Other operating expenses	666	60	(21)	705
(7)	Provision for depreciation	200	62	37	299
(8)	Deferral of regulatory assets, net	(107)	—	—	(107)
(9)	General taxes	184	48	13	245
(10)	Total Operating Expenses	1,770	170	77	2,017
(11)	Operating Income (Loss)	582	171	(66)	687

	Other Income (Expense)
(12)	Miscellaneous income (expense), net	56	3	(11)	48
(13)	Interest expense	(129)	(42)	(198)	(369)
(14)	Capitalized financing costs	6	10	—	16
(15)	Total Other Expense	(67)	(29)	(209)	(305)

(16)	Income (Loss) Before Income Taxes (Benefits)	515	142	(275)	382
(17)	Income taxes (benefits)	138	38	(61)	115
(18)	Income (Loss) From Continuing Operations	377	104	(214)	267
(19)	Discontinued operations (net of income taxes)	—	—	32	32
(20)	Net Income (Loss)	$377	$104	$(182)	$299

(21)	Income Allocated to Preferred Stockholders	—	—	165	165

(22)	Net Income (Loss) Attributable to Common Stockholders	$377	$104	$(347)	$134

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$2,206	$323	$32	$2,561
(2)	Other	65	4	(6)	63
(3)	Total Revenues	2,271	327	26	2,624

	Operating Expenses
(4)	Fuel	121	—	42	163
(5)	Purchased power	646	—	4	650
(6)	Other operating expenses	634	50	(9)	675
(7)	Provision for depreciation	179	54	21	254
(8)	Amortization of regulatory assets, net	75	3	—	78
(9)	General taxes	175	43	12	230
(10)	Total Operating Expenses	1,830	150	70	2,050
(11)	Operating Income (Loss)	441	177	(44)	574

	Other Income (Expense)
(12)	Miscellaneous income (expense), net	14	—	(3)	11
(13)	Interest expense	(134)	(39)	(75)	(248)
(14)	Capitalized financing costs	5	7	2	14
(15)	Total Other Expense	(115)	(32)	(76)	(223)

(16)	Income (Loss) Before Income Taxes (Benefits)	326	145	(120)	351
(17)	Income taxes (benefits)	121	53	(42)	132
(18)	Income (Loss) From Continuing Operations	205	92	(78)	219
(19)	Discontinued operations (net of income taxes)	—	—	(45)	(45)
(20)	Net Income (Loss)	$205	$92	$(123)	$174

(21)	Income Allocated to Preferred Stockholders	—	—	—	—

(22)	Net Income (Loss) Attributable to Common Stockholders	$205	$92	$(123)	$174

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended June 30, 2018 and the Three Months Ended June 30, 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$85	$13	$(1)	$97
(2)	Other	(4)	1	(14)	(17)
(3)	Total Revenues	81	14	(15)	80

	Operating Expenses
(4)	Fuel	7	—	7	14
(5)	Purchased power	53	—	(5)	48
(6)	Other operating expenses	32	10	(12)	30
(7)	Provision for depreciation	21	8	16	45
(8)	Amortization (deferral) of regulatory assets, net	(182)	(3)	—	(185)
(9)	General taxes	9	5	1	15
(10)	Total Operating Expenses	(60)	20	7	(33)
(11)	Operating Income (Loss)	141	(6)	(22)	113

	Other Income (Expense)
(12)	Miscellaneous income (expense), net	42	3	(8)	37
(13)	Interest expense	5	(3)	(123)	(121)
(14)	Capitalized financing costs	1	3	(2)	2
(15)	Total Other Expense	48	3	(133)	(82)

(16)	Income (Loss) Before Income Taxes (Benefits)	189	(3)	(155)	31
(17)	Income taxes (benefits)	17	(15)	(19)	(17)
(18)	Income (Loss) From Continuing Operations	172	12	(136)	48
(19)	Discontinued operations (net of income taxes)	—	—	77	77
(20)	Net Income (Loss)	$172	$12	$(59)	$125

(21)	Income Allocated to Preferred Stockholders	—	—	165	165

(22)	Net Income (Loss) Attributable to Common Stockholders	$172	$12	$(224)	$(40)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    12

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2018

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$4,799	$655	$125	$5,579
(2)	Other	129	9	(37)	101
(3)	Total Revenues	4,928	664	88	5,680

	Operating Expenses
(4)	Fuel	267	—	97	364
(5)	Purchased power	1,518	—	5	1,523
(6)	Other operating expenses	1,564	114	(11)	1,667
(7)	Provision for depreciation	396	123	74	593
(8)	Amortization (deferral) regulatory assets, net	(259)	4	—	(255)
(9)	General taxes	379	95	30	504
(10)	Total Operating Expenses	3,865	336	195	4,396
(11)	Operating Income (Loss)	1,063	328	(107)	1,284

	Other Income (Expense)
(12)	Miscellaneous income (expense), net	112	7	(4)	115
(13)	Interest expense	(257)	(81)	(281)	(619)
(14)	Capitalized financing costs	12	19	—	31
(15)	Total Other Expense	(133)	(55)	(285)	(473)

(16)	Income (Loss) Before Income Taxes	930	273	(392)	811
(17)	Income taxes	231	70	66	367
(18)	Income (Loss) From Continuing Operations	699	203	(458)	444
(19)	Discontinued operations (net of income taxes)	—	—	1,224	1,224
(20)	Net Income	$699	$203	$766	$1,668

(21)	Income Allocated to Preferred Stockholders	—	—	304	304

(22)	Net Income Attributable to Common Stockholders	$699	$203	$462	$1,364

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$4,640	$631	$91	$5,362
(2)	Other	131	9	(23)	117
(3)	Total Revenues	4,771	640	68	5,479

	Operating Expenses
(4)	Fuel	262	—	105	367
(5)	Purchased power	1,436	—	5	1,441
(6)	Other operating expenses	1,268	95	(31)	1,332
(7)	Provision for depreciation	357	105	42	504
(8)	Amortization of regulatory assets, net	156	5	—	161
(9)	General taxes	359	85	28	472
(10)	Total Operating Expenses	3,838	290	149	4,277
(11)	Operating Income (Loss)	933	350	(81)	1,202

	Other Income (Expense)
(12)	Miscellaneous income (expense), net	29	—	(4)	25
(13)	Interest expense	(272)	(78)	(143)	(493)
(14)	Capitalized financing costs	11	13	2	26
(15)	Total Other Expense	(232)	(65)	(145)	(442)

(16)	Income (Loss) Before Income Taxes (Benefits)	701	285	(226)	760
(17)	Income taxes (benefits)	259	105	(80)	284
(18)	Income (Loss) From Continuing Operations	442	180	(146)	476
(19)	Discontinued operations (net of income taxes)	—	—	(97)	(97)
(20)	Net Income (Loss)	$442	$180	$(243)	$379

(21)	Income Allocated to Preferred Stockholders	—	—	—	—

(22)	Net Income (Loss) Attributable to Common Stockholders	$442	$180	$(243)	$379

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Six Months of 2018 and the First Six Months of 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$159	$24	$34	$217
(2)	Other	(2)	—	(14)	(16)
(3)	Total Revenues	157	24	20	201

	Operating Expenses
(4)	Fuel	5	—	(8)	(3)
(5)	Purchased power	82	—	—	82
(6)	Other operating expenses	296	19	20	335
(7)	Provision for depreciation	39	18	32	89
(8)	Amortization (deferral) of regulatory assets, net	(415)	(1)	—	(416)
(9)	General taxes	20	10	2	32
(10)	Total Operating Expenses	27	46	46	119
(11)	Operating Income (Loss)	130	(22)	(26)	82

	Other Income (Expense)
(12)	Miscellaneous income (expense), net	83	7	—	90
(13)	Interest expense	15	(3)	(138)	(126)
(14)	Capitalized financing costs	1	6	(2)	5
(15)	Total Other Expense	99	10	(140)	(31)

(16)	Income (Loss) Before Income Taxes (Benefits)	229	(12)	(166)	51
(17)	Income taxes	(28)	(35)	146	83
(18)	Income (Loss) From Continuing Operations	257	23	(312)	(32)
(19)	Discontinued operations (net of income taxes)	—	—	1,321	1,321
(20)	Net Income (Loss)	$257	$23	$1,009	$1,289

(21)	Income Allocated to Preferred Stockholders	—	—	304	304

(22)	Net Income (Loss) Attributable to Common Stockholders	$257	$23	$705	$985

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    15

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Jun. 30, 2018	Dec. 31, 2017
Current Assets:
Cash and cash equivalents	$256	$588
Receivables	1,495	1,452
Other	612	464
Total Current Assets	2,363	2,504

Property, Plant and Equipment	29,021	28,176
Investments	1,313	1,328
Deferred Charges and Other Assets	6,274	6,355
Assets - Discontinued Operations	—	3,894
Total Assets	$38,971	$42,257

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,132	$558
Short-term borrowings	1,664	300
Accounts payable	909	827
Other	1,363	1,455
Total Current Liabilities	5,068	3,140

Capitalization:
Total equity	7,699	3,925
Long-term debt and other long-term obligations	16,461	18,816
Total Capitalization	24,160	22,741
Noncurrent Liabilities	9,743	12,004
Liabilities - Discontinued Operations	—	4,372
Total Liabilities and Capitalization	$38,971	$42,257

General Information
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Long-term debt redemptions	$(775)	$(524)	$(2,251)	$(735)
New long-term debt issuances	$450	$3,250	$450	$3,500
New preferred stock issuances	$—	$—	$1,616	$—
New common stock issuances	$—	$—	$850	$—
Short-term borrowings increase (decrease)	$464	$(2,525)	$1,364	$(2,450)
Property additions	$724	$666	$1,307	$1,254

Liquidity position as of June 30, 2018

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	December 2021	$4,000	$2,326
FET / ATSI / TrAIL / MAIT	Revolving	December 2021	1,000	1,000
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$5,000	$3,326
		Cash and cash equivalents:	—	256
		Total:	$5,000	$3,582

(1)Available liquidity includes impact of $10 million of LOCs outstanding as of June 30, 2018, issued under various terms.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    16

FirstEnergy Corp.
Financial Information
(In millions)

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of June 30,		As of December 31,
	2018	% Total	2017	% Total
Total Equity (GAAP)	$7,699	22%	3,925	12%
Non-cash Charges / Non-cash Write Downs*	8,264	24%	8,264	24%
Accumulated Other Comprehensive Income	(73)	—%	(142)	—%
Adjusted Equity (Non-GAAP)**	15,890	46%	12,047	36%

Long-term Debt and Other Long-term Obligations (GAAP)	16,461	47%	18,816	61%
Currently Payable Long-term Debt (GAAP)	1,132	3%	558	3%
Short-term Borrowings (GAAP)	1,664	5%	300	1%
Reimbursement Obligations	10	—%	10	—%
Guarantees of Indebtedness	235	1%	275	1%
Less Securitization Debt	(719)	(2)%	(749)	(2)%
Adjusted Debt (Non-GAAP)**	18,783	54%	19,210	64%

Adjusted Capitalization (Non-GAAP)**	$34,673	100%	$31,257	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with the impairment of assets and related charges at the competitive energy business, pension and OPEB mark-to-market adjustments, and regulatory asset charges through June 30, 2018, as permitted by FE's current syndicated revolving credit facility (FE Credit Facility).

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility and term loans. These financial measures, as calculated in accordance with the FE Credit Facility and term loans, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenants. The financial covenants under the FE Credit Facility and term loans require FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

Additionally under the FE Credit Facility, FE is also required to maintain a minimum interest coverage ratio of 2.00 to 1.00 beginning January 1, 2018 until December 31, 2018, 2.25 to 1.00 beginning January 1, 2019 until December 31, 2019, and 2.50 to 1.00 beginning January 1, 2020 until December 31, 2021. As of June 30, 2018, FE's interest coverage ratio was 4.17, which exceeded the minimum interest coverage ratio 2.00 to 1.00 in effect on that date.

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018		2017
Cash flows from operating activities
Net income	$299	$174	$1,668		$379
Adjustments to reconcile net income to net cash from operating activities:
Gain on deconsolidation, net of tax	—	—	(1,239)	—	—
Depreciation and amortization (1)	324	413	604		829
Deferred income taxes and investment tax credits, net	49	110	327		224
Impairments of assets	—	131	—		131
Retirement benefits, net of payments	(51)	7	(97)		17
Pension trust contributions	—	—	(1,250)		—
Unrealized (gain) loss on derivative transactions	—	6	(10)		53
Changes in working capital and other	(29)	(144)	(291)		(151)
Cash flows provided from (used for) operating activities	592	697	(288)		1,482
Cash flows provided from (used for) financing activities	(145)	2	1,534		(56)
Cash flows used for investing activities	(422)	(736)	(1,565)		(1,515)
Net change in cash, cash equivalents and restricted cash	$25	$(37)	$(319)		$(89)

(1) Includes amortization of regulatory assets, net, nuclear fuel, intangible assets, and deferred debt-related costs.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    17

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended June 30,			Six Months Ended June 30,
(MWH in thousand)		2018	2017	Change	2018	2017	Change

Ohio	- Residential	3,946	3,613	9.2%	8,606	7,951	8.2%
	- Commercial	3,628	3,564	1.8%	7,300	7,190	1.5%
	- Industrial	5,132	5,100	0.6%	10,286	10,152	1.3%
	- Other	83	80	3.8%	165	164	0.6%
	Total Ohio	12,789	12,357	3.5%	26,357	25,457	3.5%
Pennsylvania	- Residential	4,118	3,770	9.2%	9,473	8,744	8.3%
	- Commercial	2,970	2,915	1.9%	6,167	5,939	3.8%
	- Industrial	5,508	5,325	3.4%	10,884	10,621	2.5%
	- Other	23	25	-8.0%	48	52	-7.7%
	Total Pennsylvania	12,619	12,035	4.9%	26,572	25,356	4.8%
New Jersey	- Residential	2,124	2,046	3.8%	4,348	4,194	3.7%
	- Commercial	2,181	2,184	-0.1%	4,364	4,304	1.4%
	- Industrial	552	578	-4.5%	1,139	1,098	3.7%
	- Other	23	22	4.5%	45	43	4.7%
	Total New Jersey	4,880	4,830	1.0%	9,896	9,639	2.7%
Maryland	- Residential	682	624	9.3%	1,722	1,532	12.4%
	- Commercial	511	504	1.4%	1,042	1,009	3.3%
	- Industrial	415	413	0.5%	790	785	0.6%
	- Other	4	4	0.0%	8	8	0.0%
	Total Maryland	1,612	1,545	4.3%	3,562	3,334	6.8%
West Virginia	- Residential	1,204	1,062	13.4%	2,924	2,562	14.1%
	- Commercial	907	872	4.0%	1,850	1,759	5.2%
	- Industrial	1,594	1,530	4.2%	3,176	3,007	5.6%
	- Other	7	7	0.0%	15	14	7.1%
	Total West Virginia	3,712	3,471	6.9%	7,965	7,342	8.5%
Total Residential		12,074	11,115	8.6%	27,073	24,983	8.4%
Total Commercial		10,197	10,039	1.6%	20,723	20,201	2.6%
Total Industrial		13,201	12,946	2.0%	26,275	25,663	2.4%
Total Other		140	138	1.4%	281	281	0.0%

Total Distribution Deliveries		35,612	34,238	4.0%	74,352	71,128	4.5%

Weather	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Normal	2018	2017	Normal
Composite Heating-Degree-Days	599	450	569	3,348	2,790	3,328
Composite Cooling-Degree-Days	357	293	274	360	294	276

Shopping Statistics (Based on MWH)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

OE	85%	83%	84%	81%
Penn	69%	71%	67%	68%
CEI	88%	89%	88%	88%
TE	91%	88%	90%	88%
JCP&L	52%	53%	52%	52%
Met-Ed	69%	72%	67%	69%
Penelec	71%	73%	69%	71%
PE(1)	52%	54%	47%	49%
WP	67%	67%	66%	66%
(1) Represents Maryland only.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    18

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended June 30, 2018			Three Months Ended June 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,704	$1	(b)	$2,624	$—

	Operating Expenses
(2)	Fuel	177	—		163	—
(3)	Purchased power	698	—		650	—
(4)	Other operating expenses	705	25	(a,b)	675	(31)	(a,b)
(5)	Provision for depreciation	299	(16)	(b)	254	—
(6)	Amortization (deferral) of regulatory assets, net	(107)	52	(a)	78	—
(7)	General taxes	245	—		230	—
(8)	Total Operating Expenses	2,017	61		2,050	(31)
(9)	Operating Income	687	(60)		574	31

	Other Income (Expense)
(10)	Miscellaneous income, net	48	(1)	(b)	11	—
(11)	Interest expense	(369)	116	(c)	(248)	—
(12)	Capitalized financing costs	16	—		14	—
(13)	Total Other Expense	(305)	115		(223)	—

(14)	Income Before Income Taxes	382	55		351	31
(15)	Income taxes	115	(12)	(d)	132	12
(16)	Income From Continuing Operations	267	67		219	19
(17)	Discontinued operations (net of income taxes)	32	(32)	(b)	(45)	45	(b)
(18)	Net Income	$299	$35		$174	$64

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 27 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2018 (($0.17) per share), $70 million included in "Other operating expenses", $52 million included in "Amortization (deferral) of regulatory assets, net". 2017 ($0.01 per share), ($8) million included in "Other operating expenses".

(b)
Exit of competitive generation: 2018 ($0.01 per share), $1 million included in "Revenues"; ($45) million included in "Other operating expenses"; ($1) million included in "Miscellaneous income, net"; ($16) million included in "Provision for depreciation", ($32) million included in "Discontinued operations (net of income taxes)". 2017 ($0.11 per share), ($23) million included in "Other operating expenses"; $45 million included in "Discontinued operations (net of income taxes)".

(c)	Debt redemption costs: 2018 ($0.21 per share), $116 million included in "Interest expense".
(d)	Tax Reform: 2018 ($0.02 per share), $12 million included in "Income taxes".

	See page 30 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    19

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Six Months Ended June 30, 2018			Six Months Ended June 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$5,680	$1	(c)	$5,479	$—

	Operating Expenses
(2)	Fuel	364	—		367	—
(3)	Purchased power	1,523	—		1,441	—
(4)	Other operating expenses	1,667	(19)	(a,b,c,e)	1,332	(67)	(a,c)
(5)	Provision for depreciation	593	(32)	(c)	504	—
(6)	Amortization (deferral) of regulatory assets, net	(255)	52	(a)	161	—
(7)	General taxes	504	—		472	—
(8)	Total Operating Expenses	4,396	1		4,277	(67)
(9)	Operating Income	1,284	—		1,202	67

	Other Income (Expense)
(10)	Miscellaneous income, net	115	(1)	(c)	25	—
(11)	Interest expense	(619)	119	(d)	(493)	—
(12)	Capitalized financing costs	31	—		26	—
(13)	Total Other Expense	(473)	118		(442)	—

(14)	Income Before Income Taxes	811	118		760	67
(15)	Income taxes	367	(131)	(e)	284	24
(16)	Income From Continuing Operations	444	249		476	43
(17)	Discontinued operations (net of income taxes)	1,224	(1,224)	(c)	(97)	97	(c)
(18)	Net Income	$1,668	$(975)		$379	$140

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 28 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2018 (($0.16) per share), $63 million included in "Other operating expenses", $52 million included in "Amortization (deferral) of regulatory assets, net". 2017 ($0.03 per share), ($17) million included in "Other operating expenses".

(b)	Mark-to-market adjustments: 2018 (($0.01) per share), $5 million included in "Other operating expenses".
(c)
Exit of competitive generation: 2018 (($1.88) per share), $1 million included in "Revenues"; ($32) million included in "Provision for depreciation"; ($87) million included in "Other operating expenses"; ($1) million included in "Miscellaneous income, net"; ($1,224) million included in "Discontinued operations (net of income taxes)". 2017 ($0.12 per share), ($50) million included in "Other operating expenses"; $97 million included in "Discontinued operations (net of income taxes)".

(d)	Debt redemption costs: 2018 ($0.21 per share), $119 million included in "Interest expense".
(e)	Tax Reform: 2018 ($0.02 per share), $12 million included in "Income taxes".

	See page 30 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    20

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2018			Three Months Ended June 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,352	$—		$2,271	$—

	Operating Expenses
(2)	Fuel	128	—		121	—
(3)	Purchased power	699	—		646	—
(4)	Other operating expenses	666	70	(a)	634	(8)	(a)
(5)	Provision for depreciation	200	—		179	—
(6)	Amortization (deferral) of regulatory assets, net	(107)	52	(a)	75	—
(7)	General taxes	184	—		175	—
(8)	Total Operating Expenses	1,770	122		1,830	(8)
(9)	Operating Income	582	(122)		441	8

	Other Income (Expense)
(10)	Miscellaneous income, net	56	—		14	—
(11)	Interest expense	(129)	—		(134)	—
(12)	Capitalized financing costs	6	—		5	—
(13)	Total Other Expense	(67)	—		(115)	—

(14)	Income Before Income Taxes	515	(122)		326	8
(15)	Income taxes	138	(39)	(b)	121	3
(16)	Income From Continuing Operations	377	(83)		205	5
(17)	Discontinued operations (net of income taxes)	—	—		—	—
(18)	Net Income	$377	$(83)		$205	$5

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 27 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2018 (($0.17) per share), $70 million included in "Other operating expenses", $52 million included in "Amortization (deferral) of regulatory assets, net". 2017 ($0.01 per share), ($8) million included in "Other operating expenses".

(b)	Tax Reform: 2018 ($0.02 per share), $12 million included in "Income taxes".

See page 30 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    21

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2018			Six Months Ended June 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$4,928	$—		$4,771	$—

	Operating Expenses
(2)	Fuel	267	—		262	—
(3)	Purchased power	1,518	—		1,436	—
(4)	Other operating expenses	1,564	63	(a)	1,268	(17)	(a)
(5)	Provision for depreciation	396	—		357	—
(6)	Amortization (deferral) of regulatory assets, net	(259)	52	(a)	156	—
(7)	General taxes	379	—		359	—
(8)	Total Operating Expenses	3,865	115		3,838	(17)
(9)	Operating Income	1,063	(115)		933	17

	Other Income (Expense)
(10)	Miscellaneous income, net	112	—		29	—
(11)	Interest expense	(257)	—		(272)	—
(12)	Capitalized financing costs	12	—		11	—
(13)	Total Other Expense	(133)	—		(232)	—

(14)	Income Before Income Taxes	930	(115)		701	17
(15)	Income taxes	231	(38)	(b)	259	6
(16)	Income From Continuing Operations	699	(77)		442	11
(17)	Discontinued operations (net of income taxes)	—	—		—	—
(18)	Net Income	$699	$(77)		$442	$11

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 28 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2018 (($0.16) per share), $63 million included in "Other operating expenses", $52 million included in "Amortization (deferral) of regulatory assets, net". 2017 ($0.03 per share), ($17) million included in "Other operating expenses".

(b)	Tax Reform: 2018 ($0.02 per share), $12 million included in "Income taxes".

See page 30 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    22

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2018		Three Months Ended June 30, 2017

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$341	$—	$327	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	60	—	50	—
(5)	Provision for depreciation	62	—	54	—
(6)	Amortization of regulatory assets, net	—	—	3	—
(7)	General taxes	48	—	43	—
(8)	Total Operating Expenses	170	—	150	—
(9)	Operating Income	171	—	177	—

	Other Income (Expense)
(10)	Miscellaneous income, net	3	—	—	—
(11)	Interest expense	(42)	—	(39)	—
(12)	Capitalized financing costs	10	—	7	—
(13)	Total Other Expense	(29)	—	(32)	—

(14)	Income Before Income Taxes	142	—	145	—
(15)	Income taxes	38	—	53	—
(16)	Income From Continuing Operations	104	—	92	—
(17)	Discontinued operations (net of income taxes)	—	—	—	—
(18)	Net Income	$104	$—	$92	$—

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 27 for GAAP to Operating (non-GAAP) EPS Reconciliation.

See page 30 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    23

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2018		Six Months Ended June 30, 2017

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$664	$—	$640	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	114	—	95	—
(5)	Provision for depreciation	123	—	105	—
(6)	Amortization of regulatory assets, net	4	—	5	—
(7)	General taxes	95	—	85	—
(8)	Total Operating Expenses	336	—	290	—
(9)	Operating Income	328	—	350	—

	Other Income (Expense)
(10)	Miscellaneous income, net	7	—	—	—
(11)	Interest expense	(81)	—	(78)	—
(12)	Capitalized financing costs	19	—	13	—
(13)	Total Other Expense	(55)	—	(65)	—

(14)	Income Before Income Taxes	273	—	285	—
(15)	Income taxes	70	—	105	—
(16)	Income From Continuing Operations	203	—	180	—
(17)	Discontinued operations (net of income taxes)	—	—	—	—
(18)	Net Income	$203	$—	$180	$—

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 28 for GAAP to Operating (non-GAAP) EPS Reconciliation.

	See page 30 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    24

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2018			Three Months Ended June 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$11	$1	(a)	$26	$—

	Operating Expenses
(2)	Fuel	49	—		42	—
(3)	Purchased power	(1)	—		4	—
(4)	Other operating expenses	(21)	(45)	(a)	(9)	(23)	(a)
(5)	Provision for depreciation	37	(16)	(a)	21	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	13	—		12	—
(8)	Total Operating Expenses	77	(61)		70	(23)
(9)	Operating Loss	(66)	62		(44)	23

	Other Income (Expense)
(10)	Miscellaneous expense, net	(11)	(1)	(a)	(3)	—
(11)	Interest expense	(198)	116	(b)	(75)	—
(12)	Capitalized financing costs	—	—		2	—
(13)	Total Other Expense	(209)	115		(76)	—

(14)	Loss Before Income Tax Benefits	(275)	177		(120)	23
(15)	Income tax benefits	(61)	27		(42)	9
(16)	Loss From Continuing Operations	(214)	150		(78)	14
(17)	Discontinued operations (net of income taxes)	32	(32)	(a)	(45)	45	(a)
(18)	Net Loss	$(182)	$118		$(123)	$59

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 27 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Exit of competitive generation: 2018 ($0.01 per share), $1 million included in "Revenues"; ($45) million included in "Other operating expenses"; ($16) million included in "Provision for depreciation", ($1) million included in "Miscellaneous expense, net"; ($32) million included in "Discontinued operations (net of income taxes)". 2017 ($0.11 per share), ($23) million included in "Other operating expenses"; $45 million included in "Discontinued operations (net of income taxes)".

(b)	Debt redemption costs: 2018 ($0.21 per share), $116 million included in "Interest expense".

See page 30 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    25

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2018			Six Months Ended June 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$88	$1	(b)	$68	$—

	Operating Expenses
(2)	Fuel	97	—		105	—
(3)	Purchased power	5	—		5	—
(4)	Other operating expenses	(11)	(82)	(a,b)	(31)	(50)	(b)
(5)	Provision for depreciation	74	(32)	(b)	42	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	30	—		28	—
(8)	Total Operating Expenses	195	(114)		149	(50)
(9)	Operating Loss	(107)	115		(81)	50

	Other Income (Expense)
(10)	Miscellaneous expense, net	(4)	(1)	(b)	(4)	—
(11)	Interest expense	(281)	119	(c)	(143)	—
(12)	Capitalized financing costs	—	—		2	—
(13)	Total Other Expense	(285)	118		(145)	—

(14)	Loss Before Income Taxes (Benefits)	(392)	233		(226)	50
(15)	Income taxes (benefits)	66	(93)	(b)	(80)	18
(16)	Loss From Continuing Operations	(458)	326		(146)	32
(17)	Discontinued operations (net of income taxes)	1,224	(1,224)	(b)	(97)	97	(b)
(18)	Net Income (Loss)	$766	$(898)		$(243)	$129

The above special items, if any, provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 28 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments: 2018 (($0.01) per share), $5 million included in "Other operating expenses".
(b)
Exit of competitive generation: 2018 (($1.88) per share), $1 million included in "Revenues"; ($32) million included in "Provision for depreciation"; ($87) million included in "Other operating expenses"; ($1) million included in "Miscellaneous expense, net"; ($1,224) million included in "Discontinued operations (net of income taxes)". 2017 ($0.11 per share), ($50) million included in "Other operating expenses"; $97 million included in "Discontinued operations (net of income taxes)".

(c)	Debt redemption costs: 2018 ($.21 per share) $119 million included in "Interest expense".

See page 30 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    26

FirstEnergy Corp.
Earnings Per Share (EPS) Reconciliations
(In millions, except per share amounts)

Reconciliation of GAAP to Operating (Non-GAAP) Earnings

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Three Months Ended June 30, 2018	Distribution	Transmission	Other	Consolidated

2Q 2018 Net Income (Loss) attributable to Common Stockholders (GAAP)	$377	$104	$(347)	$134

2Q 2018 Basic Earnings (Loss) per share (avg. shares outstanding 477M)	$0.79	$0.22	$(0.73)	$0.28
Excluding Special Items:
Impact of full dilution of 538M shares	(0.09)	(0.03)	0.39	0.27
Regulatory charges	(0.17)	—	—	(0.17)
Exit of competitive generation	—	—	0.01	0.01
Debt redemption costs	—	—	0.21	0.21
Tax reform	0.02	—	—	0.02
Total Special Items	$(0.24)	$(0.03)	$0.61	$0.34
2Q 2018 Operating Earnings (Loss) Per Share (Non-GAAP) (538M fully diluted shares)	$0.55	$0.19	$(0.12)	$0.62

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Three Months Ended June 30, 2017	Distribution	Transmission	Other	Consolidated

2Q 2017 Net Income (Loss) attributable to Common Stockholders (GAAP)	$205	$92	$(123)	$174

2Q 2017 Basic Earnings (Loss) per share (avg. shares outstanding 444M)	$0.46	$0.21	$(0.28)	$0.39
Excluding Special Items:
Impact of full dilution to 538M shares	(0.08)	(0.04)	0.05	(0.07)
Regulatory charges	0.01	—	—	0.01
Exit of competitive generation	—	—	0.11	0.11
Total Special Items	$(0.07)	$(0.04)	$0.16	$0.05
2Q 2017 Operating Earnings (Loss) Per Share (Non-GAAP) (538M fully diluted shares)	$0.39	$0.17	$(0.12)	$0.44

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% and 35% to 38% in the second quarter of 2018 and 2017, respectively.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    27

FirstEnergy Corp.
Earnings Per Share (EPS) Reconciliations
(In millions, except per share amounts)

Reconciliation of GAAP to Operating (Non-GAAP) Earnings

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Six Months Ended June 30, 2018	Distribution	Transmission	Other	Consolidated

2018 Net Income attributable to Common Stockholders (GAAP)	$699	$203	$462	$1,364

2018 Basic Earnings Per Share (avg. shares outstanding 477M)	$1.47	$0.43	$0.96	$2.86
Excluding Special Items:
Impact of full dilution to 538M shares	(0.17)	(0.05)	0.47	0.25
Regulatory charges	(0.16)	—	—	(0.16)
Mark-to-market adjustments	—	—	(0.01)	(0.01)
Exit of competitive generation	—	—	(1.88)	(1.88)
Debt redemption costs	—	—	0.21	0.21
Tax Reform	0.02	—	—	0.02
Total Special Items	$(0.31)	$(0.05)	$(1.21)	$(1.57)
2018 Operating Earnings (Loss) Per Share (Non-GAAP) (538M fully diluted shares)	$1.16	$0.38	$(0.25)	$1.29

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Six Months Ended June 30, 2017	Distribution	Transmission	Other	Consolidated

2017 Net Income (Loss) attributable to Common Stockholders (GAAP)	$442	$180	$(243)	$379

2017 Basic Earnings (Loss) Per Share (avg. shares outstanding 443M)	$1.00	$0.41	$(0.55)	$0.86
Excluding Special Items:
Impact of full dilution to 538M shares	(0.17)	(0.08)	0.10	(0.15)
Regulatory charges	0.03	—	—	0.03
Exit of competitive generation	—	—	0.22	0.22
Total Special Items	$(0.14)	$(0.08)	$0.32	$0.10
2017 Operating Earnings (Loss) Per Share (Non-GAAP) (538M fully diluted shares)	$0.86	$0.33	$(0.23)	$0.96

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% and 35% to 38% in the first half of 2018 and 2017, respectively.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    28

FirstEnergy Corp.
Earnings Per Share (EPS) Reconciliations
(In millions, except per share amounts)

Reconciliation of 2Q 2017 Operating EPS to as previously reported in 2017

FirstEnergy
Corp.
Three Months Ended June 30, 2017	Consolidated

2Q 2017 Net Income Attributable to Common Stockholders (GAAP)	$174

2Q 2017 Basic EPS (avg. shares outstanding 444M)	$0.39
Excluding Special Items as reported in 2Q 2017:
Mark-to-market adjustments	0.01
Trust securities impairment	0.01
Regulatory charges	0.01
Asset impairment/Plant exit costs	0.19
Total Special Items	0.22

2Q 2017 Operating EPS (Non-GAAP) as reported in 2017	0.61

Remove Competitive Operating Earnings now included in Discontinued Operations	(0.08)

2Q 2017 Operating EPS (Non-GAAP) without competitive operating earnings	0.53

Impact of full dilution to 538M shares	(0.09)

2Q 2017 Operating EPS (Non-GAAP) (538M fully diluted shares)	$0.44

Reconciliation of 2017 Operating EPS to as previously reported in 2017

FirstEnergy
Corp.
Six Months Ended June 30, 2017	Consolidated

2017 Net Income Attributable to Common Stockholders (GAAP)	$379

2017 Basic EPS (avg. shares outstanding 443M)	$0.86
Excluding Special Items as reported in 2017:
Mark-to-market adjustments	0.08
Trust securities impairment	0.01
Regulatory charges	0.02
Asset impairment/Plant exit costs	0.42
Total Special Items	0.53

2017 Operating EPS (Non-GAAP) as reported in 2017	1.39

Remove Competitive Operating Earnings now included in Discontinued Operations	(0.23)

2017 Operating EPS (Non-GAAP) without competitive operating earnings	1.16

Impact of full dilution to 538M shares	(0.20)

2017 Operating EPS (Non-GAAP) (538M fully diluted shares)	$0.96

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    29

2018/2017 Special Item Descriptions

•	Regulatory charges - Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits.

•	Mark-to-market adjustments - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions.

•
Exit of competitive generation - Primarily reflects charges or credits resulting from management's plan to exit competitive operations, including the impact of deconsolidating FES, its subsidiaries and FENOC, following their voluntary petitions for bankruptcy protection on March 31, 2018.

•	Debt redemption costs - Primarily reflects costs associated with the redemption and early retirement of debt.

•	Tax Reform - Primarily reflects changes resulting from the Tax Cuts and Jobs Act.

•
Impact of full dilution to 538M shares - Represents the dilutive impact of increasing weighted average shares outstanding to 538 million to reflect the full impact of share dilution from the $2.5 billion equity issuance in January 2018, including preferred dividends and conversion of preferred stock to common shares.

◦
In the Corporate / Other segment, this includes the addback of preferred share dividends of $43 million in the first six months of 2018 and non-cash deemed dividends for the amortization of the beneficial conversion feature of $148 million and $261 million in the first three and six months of 2018, respectively.  These amounts are considered a deduction to arrive at Net Income attributable to Common Stockholders under GAAP, and are added back to the calculation of Operating (Non-GAAP) earnings given the assumption that all preferred stock is converted.

◦	2018F Operating (non-GAAP) earnings guidance excludes forecasted preferred share dividends of $86 million and non-cash deemed dividend amortization of $296 million.

Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    30

Recent Developments

Financial Matters
Dividend
On July 17, 2018, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable September 1, 2018 to shareholders of record at the close of business on August 7, 2018.

Financing Activities
On May 3, 2018, AGC redeemed $100 million of 5.06% senior notes due 2021 and paid $5.7 million in make-whole premiums in connection with the redemption.
On May 10, 2018, MAIT issued $450 million of 4.10% senior notes due 2028.  Proceeds were used to establish a capital structure, to finance capital improvements, and for general corporate purposes including funding working capital needs and day-to-day operations.
On June 4, 2018, AE Supply repaid $155 million of 5.75% senior notes due 2019 and $150 million of 6.75% senior notes due 2039 and paid $83.3 million in make-whole premiums in connection with the repayments.
On June 4, 2018, AE Supply and MP caused to be redeemed $73.5 million of 5.5% pollution control revenue bonds (PCRBs) due 2037.  On July 10, 2018, such PCRBs were refinanced as MP issued $73.5 million of 3.00% PCRBs with an October 15, 2021 put date. Proceeds were used to pay a portion of the cost of refunding the $73.5 million of 5.5% PCRBs redeemed by AE Supply on June 4, 2018.
On June 11, 2018, AE Supply redeemed $142 million of 5.25% PCRBs due 2037.
On June 15, 2018, JCP&L retired $150 million of 4.80% senior notes at maturity.

S&P Global Ratings (S&P) Actions
On April 23, 2018, S&P affirmed its ratings on FE and its regulated subsidiaries. S&P revised the outlook on these companies to positive from stable. The positive outlook reflects the potential for a one-notch upgrade over the next 12 months.

Operational Matters
AE Supply and AGC Asset Sales Update
On May 3, 2018, AE Supply and AGC completed the sale of approximately 59% of AGC interest in Bath County. Net proceeds were approximately $355 million, which includes adjustments based on the timing of the closing and is subject to other customary post-closing adjustments.
As discussed in the Financing Activities section above, in connection with its obligations under the asset purchase agreement, AE Supply redeemed its $305 million aggregate principal amount of senior notes and $216 million in tax exempt notes, and AGC optionally redeemed its $100 million aggregate principal amount of senior notes.
As a result of the asset sale completion, AGC became a wholly-owned subsidiary of MP.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    31

Regulatory Matters
JCP&L Infrastructure Investment Program
On July 13, 2018 JCP&L filed a four-year, approximately $400 million infrastructure plan with the New Jersey Board of Public Utilities (BPU).  The plan, called JCP&L Reliability Plus, includes targeted investments above and beyond regular annual investments to enhance JCP&L’s reliability and resiliency and to reduce the frequency and duration of power outages.  JCP&L has requested BPU approval in December 2018.

Ohio Alternative Energy Rider Ruling
On January 24, 2018, the Supreme Court of Ohio reversed a 2013 Public Utilities Commission of Ohio (PUCO) order, which directed the Ohio Companies (Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company) to credit non-shopping customers for purchases of certain RECs, finding that the order violated the rule against retroactive ratemaking. On February 5, 2018, various parties filed a motion for reconsideration, to which the Ohio Companies responded in opposition on February 15, 2018. On April 25, 2018, the Supreme Court of Ohio denied the motion for reconsideration.
As a result, the Ohio Companies recognized a pre-tax benefit to GAAP earnings of approximately $72 million to reverse the reserve associated with the PUCO opinion and order.  Of the $72 million, $21 million is related to carrying charges, which benefited Operating (non-GAAP) earnings.

MAIT Order from FERC
On May 21, 2018, FERC issued an order accepting the settlement agreement filed on October 13, 2017, with an implementation date of July 1, 2018. Refunds for the difference between amounts billed to customers and the settlement rates for the period July 1, 2017, to June 30, 2018, will be handled through the normal true-up process.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2018                    32

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit of commodity-based generation that minimizes cash outflows and associated liabilities, including, without limitation, the losses, guarantees, claims and other obligations of FirstEnergy Corp., together with its consolidated subsidiaries (FirstEnergy) as such relate to the entities previously consolidated into FirstEnergy, including FirstEnergy Solutions Corp.(FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC), which have filed for bankruptcy protection; the potential for litigation and payment demands against FirstEnergy by FES, FENOC or their creditors, and the ability to successfully execute a definitive settlement agreement and obtain approvals from the Bankruptcy Court and others necessary for the comprehensive settlement as agreed to in principle; the risks associated with the bankruptcy cases of FES, its subsidiaries and FENOC, including, but not limited to, third-party motions in the cases that could adversely affect FirstEnergy, its liquidity or results of operations; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to operate as a fully regulated business; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to grow earnings in our regulated businesses, continue to reduce costs through FE Tomorrow, FirstEnergy’s initiative launched in late 2016 to identify its optimal organization structure and properly align corporate costs and systems to efficiently support a fully regulated company going forward, and other initiatives, and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; the uncertainties associated with the deactivation of our remaining commodity-based generating units, including the impact on vendor commitments, and as it relates to the reliability of the transmission grid, the timing thereof; costs being higher than anticipated and the success of our policies to control costs; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic and weather conditions affecting future sales, margins and operations, such as significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting FirstEnergy and/or our major industrial and commercial customers, and other counterparties with which we do business; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business, including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of PJM Interconnection, L.L.C. (PJM) wholesale energy and capacity markets and cost-of-service rates, as well as FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals and Cross-State Air Pollution Rule programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock, and thereby on FirstEnergy Corp.'s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, which risk factors supersede and replace the risk factors contained in the Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 2nd Quarter 2018                    33